UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247

(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant
     As previously disclosed, on January 5, 2011, Solar Power, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with LDK Solar Co., Ltd., a company incorporated under the laws of Cayman Islands (the “Purchaser”), in connection with the sale and issuance by the Company of Series A Preferred Stock and Common Stock along with the sale and transfer to Purchaser of certain manufacturing equipment of the Company. On January 10, 2011, the Company and the Purchaser consummated the transactions contemplated by the First Closing (as defined in the Purchase Agreement) whereby the Company issued to the Purchaser 42,835,947 shares of Common Stock for an aggregate purchase price equal to $10,708,987. Such shares represent approximately 45% of the Company’s outstanding Common Stock.
     On March 31, 2011, the Company and Purchaser consummated the transactions contemplated by the Second Closing (as defined in the Purchase Agreement) whereby the Company issued 20,000,000 shares of Series A Preferred Stock for an aggregate purchase price of $22,227,669. Each share of Series A Preferred Stock has a dividend preference equal to $0.04 per annum and shall automatically be converted into approximately 4.44552 shares of common stock (subject to adjustments) upon the Company amending its Articles of Incorporation to increase the authorized number of shares of common stock in an amount sufficient to effect the conversion of the Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to a number of votes per share equal to the number of shares of common stock that the Series A Preferred Stock would convert into.
     On an as converted, fully diluted basis, the aggregate number of voting shares the Purchaser owns is approximately seventy percent (70%) of the issued and outstanding common stock of the Company. Therefore, as of March 31, 2011, the Purchaser obtained voting control of the Company.
     Pursuant to the Purchase Agreement, two directors will be appointed by the Company with consent of the Purchaser. Such directors will be appointed not earlier than ten days following the mailing of Schedule 14f-1 to the shareholders of the Company providing notice of the proposed change of a majority of the Company’s directors. Upon appointment of such directors, Timothy Nyman, Ronald Cohan and D. Paul Regan shall resign as directors of the Company.

Item 8.01	Other Events.
     On March 31, 2011, Solar Power issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is set forth as Exhibit 99.1 attached to this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated March 31, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: March 31, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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